TERMINATION AGREEMENT
                       (Six Harrison Street--Fifth Floor)

      This Termination Agreement (this "AGREEMENT"), dated as of May 12, 2005, is entered into by and among James Thomas Realty, a New York Limited Liability Company ("LANDLORD"), RMTS, LLC a New York Limited Liability Company ("TENANT") and Franklin Credit Management Corporation, a Delaware Corporation ("FCMC").

                                    RECITALS

      WHEREAS, LANDLORD, as landlord, and TENANT, as tenant, executed that certain lease agreement identified on the attached Exhibit A, as amended (the "LEASE") for premises consisting of the Fifth Floor of the building located at Number Six Harrison Street, New York, New York (the "FIFTH FLOOR PREMISES").

      WHEREAS, TENANT, as sub-lessor and FCMC as sub-tenant, executed that certain sublease agreement identified on the attached Exhibit A, as amended (the "SUBLEASE") for premises consisting of a portion of the Fifth Floor of the building located at Number Six Harrison Street, New York, New York.

      WHEREAS, LANDLORD, TENANT and FCMC desire to terminate the SUBLEASE prior to the end of the term of such SUBLEASE.

                                    AGREEMENT

      NOW, THEREFORE, in order to settle and dispose of, fully and completely, any and all claims, demands and cause or causes of action now existing or hereafter arising out of, in connection with, or incidental to the termination of the SUBLEASE or the FIFTH FLOOR PREMISES, and in consideration for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, LANDLORD, TENANT and FCMC agree, effective as of the date hereof, as follows:

      1. Recitals. The foregoing recitals are hereby incorporated herein by reference and acknowledged as true and correct by the parties hereto.

      2. Termination. Provided that FCMC has complied with its obligations contained in Section 3 below and the SUBLEASE, effective as of the TERMINATION DATE (hereinafter defined), the SUBLEASE shall terminate. Except to the extent inconsistent with the terms hereof, FCMC shall observe and perform each of the covenants and provisions of the SUBLEASE to be performed by FCMC, including without limited the payment of rent and additional rent accruing prior to the TERMINATION DATE.

      3. Termination Payment. In consideration for the termination of the SUBLEASE, FCMC shall pay to LANDLORD the amount of $125,000.00 (the "TERMINATION PAYMENT") payable as follows:

      a) The sum of $10,000.00 shall be paid to LANDLORD within ten (10) days of execution of this Agreement.

      b) The balance of the TERMINATION PAYMENT shall be paid to LANDLORD on the TERMINATION DATE.

      4. Vacation of Premises.

      a) Scheduled Surrender Date/Termination Date. Subject to extensions of the SCHEDULED SURRENDER DATE as set forth in this Section, FCMC shall fully vacate the FIFTH FLOOR PREMISES on or before August 31, 2005, (such date, as it may be extended is hereinafter referred to as the "SCHEDULED SURRENDER DATE"; the date on which FCMC actually vacates the FIFTH FLOOR PREMISES is hereinafter referred to as the "TERMINATION DATE").

      b) Extension of Termination Date. FCMC may extend the SCHEDULED SURRENDER DATE for all or any portion of the FIFTH FLOOR PREMISES in one month increments up to and including November 30, 2005. FCMC shall give TENANT LANDLORD not less than 30 days prior written notice of any extension of the SCHEDULED SURRENDER DATE. The rent during the extension period shall be the rent as provided for under the Sublease. In the event that only a portion of the FIFTH FLOOR PREMISES is subject to the extension period, the rent shall be pro-rated accordingly.

      c) Termination. Notwithstanding any contrary term herein, the TERMINATION DATE shall occur not later than November 30, 2005 regardless of whether or not FCMC vacates the FIFTH FLOOR PREMISES. FCMC shall have no further rights with respect to the use of the FIFTH FLOOR PREMISES from and after the TERMINATION DATE.

      d) Condition on Surrender. FCMC shall surrender the FIFTH FLOOR PREMISES
(i) free of all occupants; (ii) in broom clean condition; and (iii) free of all movable personality and equipment; and (iv) otherwise in its current "AS IS condition."

      5. Holdover.

      a) In the event FCMC fails to comply with the terms of this Agreement, LANDLORD shall have the right to retain any and all payments made by FCMC pursuant to this Agreement and also shall have any and all other rights and remedies available to LANDLORD under the SUBLEASE to recover the FIFTH FLOOR PREMISES, at law and in equity, except to the extent inconsistent with the terms of this Agreement.


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

      b) FCMC and anyone claiming under FCMC remaining in possession of the FIFTH FLOOR PREMISES or any part thereof after the TERMINATION DATE shall be deemed a tenant-at-sufferance only, at the daily rate of 150% of the rent and additional rent due under the respective SUBLEASE immediately prior to the Termination Date (the "FINAL RENT RATE") during the first month, 200% of the Final Rent Rate during the second month and 250% of the Final Rent Rate thereafter; provided that, notwithstanding any of the foregoing to the contrary, but subject to the following sentence, FCMC shall remain liable for all damages, including without limited all direct damages, incurred by LANDLORD as a result of such holdover. Notwithstanding the foregoing, FCMC shall not be liable for consequential damages incurred by LANDLORD based upon any holdover by FCMC after the SCHEDULED SURRENDER DATE unless such holdover continues for ninety (90) or more says after the SCHEDULED SURRENDER DATE. Nothing in this Section shall be construed to permit such holding over.

      6. Releases.

      a) Except as to such rights or claims as may be created or otherwise preserved by this Agreement, LANDLORD and FCMC each hereby releases, remises and forever discharges the other and its respective officers, directors, employees, agents, parents, subsidiaries and affiliates from all debts, demands, actions, causes of action, suits, accounts, covenants, controversies, agreements, promises, judgments, demands, contracts, agreements, damages, claims and liabilities whatsoever, in law or equity, in arbitration or otherwise, whether known or unknown, suspected or unsuspected, related to, arising out of, connected with or incidental to the SUBLEASE or the FIFTH FLOOR PREMISES. Nothing contained in this Section shall prevent LANDLORD or FCMC from enforcing the terms of this Agreement.

      b) Except as to such rights or claims as may be created or otherwise preserved by this Agreement, TENANT and FCMC each hereby releases, remises and forever discharges the other and its respective officers, directors, employees, agents, parents, subsidiaries and affiliates from all debts, demands, actions, causes of action, suits, accounts, covenants, controversies, agreements, promises, judgments, demands, contracts, agreements, damages, claims and liabilities whatsoever, in law or equity, in arbitration or otherwise, whether known or unknown, suspected or unsuspected, related to, arising out of, connected with or incidental to the SUBLEASE or the FIFTH FLOOR PREMISES. Nothing contained in this Section shall prevent TENANT or FCMC from enforcing the terms of this Agreement.

      7. Notices. Any notice, request or demand ("NOTICE") permitted or required to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, either by LANDLORD, TENANT or FCMC, shall be in writing and delivered by hand (with evidence of receipt), addressed as follows:


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

      a) To FCMC at No. 6 Harrison Street, Sixth Floor, New York, New York 10016, Attention General Counsel.

      b) To LANDLORD at No. 6 Harrison Street, Fifth Floor, New York, New York 10016, Attention Thomas Axon.

      c) To TENANT at No. 6 Harrison Street, Fifth Floor, New York, New York 10016, Attention David P. Kalm.

      Any party hereto may designate a different address for Notices to such party by serving Notice of such change in accordance with this section.

      8. Miscellaneous.

      a) This Agreement shall be deemed to have been executed and delivered within the State of New York, and the rights and obligations of LANDLORD, TENANT and FCMC hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York s without regard to the laws governing conflicts of laws.

      b) If any term of this Agreement or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Agreement, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

      c) This Agreement is binding upon and shall inure to the benefit of LANDLORD, TENANT and FCMC, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors-in-interest and shareholders.

      d) Each party has cooperated in the drafting and preparation of this Agreement and, therefore, in any construction to be made of this Agreement, the same shall not be construed against any party hereto.

      e) Any litigation relating to this Agreement shall be brought in the state or federal courts in the State of New York and each party consents to personal jurisdiction in such courts.

      f) In the event of litigation relating to this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys' fees and costs.

      g) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.


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

      h) This Agreement may be executed in as many counterparts as may be required, and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart. It shall be sufficient that the signature of each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective duly authorized officers as of the date first set forth above.


----------------------
Jeffrey R. Johnson
President and Chief Executive Officer
Franklin Credit Management Corporation


----------------------
David P. Kalm
Chief Executive Officer
RMTS, LLC

----------------------
Thomas J. Axon
President
James Thomas Realty, LLC


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